Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 21, 2024, between RiskOn International, Inc., a Nevada corporation (the “Company”) and MeetKai, Inc., a Delaware corporation (the “Purchaser”).

PREAMBLE

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement (the “Transaction”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Transaction will be conducted in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I

DEFINITIONS

1.1       Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(m).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“BHCA” shall have the meaning ascribed to such term in Section 3.1(y).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate” shall mean the Certificate of Rights, Preferences, and Limitations of the Series E Convertible Preferred Stock in the form attached hereto as Exhibit A.

“Closing” shall have the meaning ascribed to such term in Section 2.1.

“Closing Date” shall mean each Trading Day on which a particular Closing is held, and shall mean the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto related to such Closing Date, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount at such Closing and (ii) the Company’s obligations to deliver the Securities to be issued and sold at such Closing, in each case, have been satisfied or waived. The first Closing Date shall occur at the Effective Time; the second Closing Date shall occur on the first anniversary of the Effective Time; and the third Closing Date shall occur on the second anniversary of the Effective Time.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” shall have the meaning ascribed to such term in the Certificate.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Series E Preferred Stock.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(q).

“Effective Time” means immediately after the Delivery Time, as defined in the Exchange Agreement, pursuant to which the holders of the Notes grant the Company the Preferred SPA Waiver, as defined in the Exchange Agreement, permitting the Company to issue and sell the Series E Preferred Stock pursuant to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means that amendment and exchange agreement, dated February 21, 2024, by and among the Company and the holders of the Notes.

“Exchange Approval” means approval of the issuance of Common Stock contemplated by this Agreement by the Principal Market, which approval shall be obtained (i) in the case of the initial Conversion Shares in a number equal to the Exchange Cap and (ii) in the case of the remaining Conversion Shares, no later than five (5) calendar days after the Company shall have obtained Shareholder Approval to issue such Conversion Shares.

“Exchange Cap” shall mean that number of shares of Common Stock or Common Stock Equivalents pursuant to this Agreement and the other Transaction Documents to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued as well as permitted to vote pursuant to this Agreement and such Transaction Documents would not exceed 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(y).

“First Closing” shall mean the issuance of 100,000 shares of Series E Preferred Stock as of the first Closing Date.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(p).

“Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.1(q).

“Knowledge” means, with respect to any Person, (x) such Person is actually aware of such fact or matter or (y) such Person should reasonably have been expected to discover or otherwise become aware of such fact or matter after reasonable investigation, and for purposes hereof it shall be assumed that such Person has conducted a reasonable investigation of the accuracy of the representations and warranties set forth herein.

“Law” means any federal, state, local, municipal, foreign, multi-national or other law, common law, statute, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(n).

“Material Agreement” means any material loan agreement, financing agreement, equity investment agreement or securities instrument to which Company is a party, any agreement or instrument to which Company and Purchaser or any Affiliate of Purchaser is a party, and any other material agreement listed, or required to be listed, on any of Company’s reports filed or required to be filed with the SEC, including without limitation Forms 10-K, 10-Q and 8-K.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(s).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(u).

“MSA” means the Master Services Agreement, entered into between the Company and the Purchaser, simultaneously with this Agreement.

“Notes” means the senior secured notes, issued on April 27, 2023, by the Company.

“Officer’s Certificate” has the meaning set forth in the Section 2.3(b)(i) hereof.

“Order” means any order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Entity or arbitrator, whether temporary, preliminary, or permanent.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means the shares of Series E Preferred Stock issuable to the Purchaser pursuant to this Agreement.

“Principal Market” shall mean the NASDAQ Capital Market.

“Principal Market Rules” means the rules and regulations of the Principal Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Conversion Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Register,” “Registered” and “Registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registration Statement” means any registration statement of the Company filed under the Securities Act, including the Prospectus and amendments and supplements to such Registration Statement, and including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Removal Date” means the date that all of the issued Conversion Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information requirements under Rule 144 and without volume or manner-of-sale restrictions.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the conversion of the Preferred Shares, ignoring any conversion limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 200% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(p).

“Second Closing” shall mean the issuance of 30,000 shares of Series E Preferred Stock as of the second Closing Date.

“Securities” means the Preferred Shares and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series E Preferred Stock” means the Series E Convertible Preferred Stock of the Company, par value $0.001 per share, to be issued and sold by the Company to the Purchaser hereunder.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Principal Market Rules (or the applicable rules and regulations of any successor entity) from the shareholders of the Company with respect to the transactions contemplated by this Agreement and the other Transaction Documents, including the issuance of all of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

“SOW#1” means the first statement of work to the MSA, entered into between the Company and the Purchaser, simultaneously with this Agreement, pursuant to which Purchaser is providing certain licensing and hosting fees and services to the Company, the cost of which represents the purchase price of the Series E Preferred Stock pursuant to this Agreement.

“Subscription Amount” means up to $15,000,000, representing the Company’s commitment to issuing shares purchase to SOW#1.

“Subsidiary” means any subsidiary of the Company and shall, where applicable and with regard to future events, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Third Closing” shall mean the issuance of 20,000 shares of Series E Preferred Stock as of the third Closing Date.

“Trading Day” means a day on which the Principal Market is open for trading; provided, that in the event that the Common Stock is not listed or quoted for trading on a Trading Market on the date in question, then Trading Day shall mean a Business Day.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, OTCQB, OTCQX, or the OTC Pink (or any successors to any of the foregoing). Notwithstanding the foregoing, term “Trading Market” shall only include the OTC Pink for any interim period of time required upon the Company’s delisting from any other Trading Market provided that the Company shall be required to list its Common Stock for trading or quotation on another Trading Market (excluding the OTC Pink) promptly upon such delisting and the failure to do so shall constitute a default under the terms of this Agreement and the other Transaction Documents.

“Transaction” shall have the meaning ascribed to such term in the Preamble.

“Transaction Documents” means this Agreement all exhibits and schedules thereto and hereto, the Certificate, the MSA, SOW#1 and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Pacific Stock Transfer Company, and any successor transfer agent of the Company or, if the Company has not appointed a Transfer Agent, the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported on the OTC Pink Marketplace maintained by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II

PURCHASE AND SALE

2.1       Closing. On each Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, the Securities for the Subscription Amount (such purchase and sale being a “Closing”). At each such Closing, the Subscription Amount consists of the Company’s obligations under SOW#1. The Company shall, on each Closing Date, deliver to the Purchaser a certificate representing the number of Preferred Shares purchased by the Purchaser at the particular Closing as determined pursuant to Section 2.2(a). The Company and the Purchaser shall also deliver the other items set forth in Section 2.2 deliverable at the particular Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3 and receipt of the Subscription Amount by the Company, the Closing shall occur at the principal offices of the Company or such other location as the parties shall mutually agree.

2.2       Deliveries.

(a)       On or prior to each Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)       this Agreement duly executed by the Company;

(ii)       a certificate evidencing a number of Preferred Shares equal to (i) for the First Closing, 100,000, (ii) for the Second Closing, 30,000, and (iii) for the Third Closing, 20,000, each registered in the name of the Purchaser;

(iii)       the Certificate;

(iv)       an Officer’s Certificate (as hereinafter defined), executed by an officer of the Company; and

(v)       all documents, instruments and other writings required to be delivered by the Company to the Purchaser on or before the applicable Closing Date pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated hereby.

(b)       On or prior to each Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)       this Agreement duly executed by the Purchaser.

2.3       Closing Conditions.

(a)       The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)       the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)       all obligations, covenants and agreements of the Purchaser under this Agreement required to be performed at or prior to the applicable Closing Date shall have been performed in all material respects;

(iii)       the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement; and

(iv)      the Company shall have received the executed signature page to this Agreement from the Purchaser and cancellation of the Advances in an amount representing the Subscription Amount from the Purchaser.

(b)       The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)       each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date, including, without limitation the issuance of all Securities on the Closing Date as required by the Transaction Documents and the Company has a sufficient number of duly authorized shares of preferred stock and Common Stock reserved for issuance as may be required to fulfill its obligations pursuant to the Transaction Documents and the Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchaser in the form acceptable to Purchaser (the “Officer’s Certificate”);

(ii)       the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iii)       All necessary actions to be taken by the Company in connection with the Transaction and all documents incident thereto shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it or they may request;

(iv)       there is no breach of any obligations, covenants and agreements under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute a breach under the Transaction Documents;

(v)       there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v)       All consents, authorizations, orders and approvals of, and filings and registrations with, any Governmental Authority which are required for or in connection with the execution and delivery of this Agreement and the consummation by each Party hereto of the Transactions shall have been obtained or made;

(vii)       from the date hereof to the applicable Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing; and

(viii)       the Company shall have received the executed signature page to this Agreement from the Purchaser and the Company shall have received payment in the form of the Advances representing the Subscription Amount from the Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty made herein only to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby represents and warrants to the Purchaser that the following representations and warranties are true and correct as of the date of this Agreement and the Closing Date:

(a)       Organization and Qualification. The Company is an entity duly organized, validly existing and in good standing under the laws of its state of incorporation or formation. The Company is duly qualified to do business, and is in good standing in the states required due to (i) the ownership or lease of real or personal property for use in the operation of the Company’s business or (ii) the nature of the business conducted by the Company, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect. The Company has all requisite power, right and authority to own, operate and lease its properties and assets, to carry on its business as now conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby, subject to the Required Approvals. All actions on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of all of the Company’s obligations under this Agreement and the other Transaction Documents have been taken or will be taken prior to the Closing. This Agreement has been, and the other Transaction Documents to which the Company is a party on the Closing will be, duly executed and delivered by the Company, and this Agreement is, and each of the other Transaction Documents to which it is a party on the Closing will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)       Issuance of Securities. The issuance of each of the Preferred Shares and the Conversion Shares have been duly authorized and, upon issuance in accordance with the terms of this Agreement and the Certificate, as applicable, will be validly issued, fully paid and non-assessable and free and clear of all liens, Encumbrances and rights of refusal of any kind, subject to the Required Approvals.

(c)       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder, subject to the Required Approvals. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals, a Form 8-K, Shareholder Approval and notification regarding the listing of additional shares. This Agreement and each other Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)       No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not, except as set forth on Schedule 3.1(d): (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)       Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Sections 4.2 and 4.12 of this Agreement; (ii) the notice and/or application(s) to the Principal Market, and the receipt of Shareholder Approval required for the issuance and sale of the Preferred Shares and the listing of the Conversion Shares for trading thereon in the time and manner required thereby; and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)       No Financial Advisor. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Securities and the transactions contemplated hereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(g)       Reserved.

(h)       Reserved.

(i)       Private Placements. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby.

(j)       Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Preferred Shares will neither be nor be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(k)       Listing and Maintenance Requirements; Principal Market Regulation.

(i)       The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market.

(ii)       The Company shall not permit the Preferred Shares to have any conversion or voting rights or sell any shares of Common Stock or Common Stock Equivalents pursuant to this Agreement and the other Transaction Documents to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and such Transaction Documents would exceed the Exchange Cap, unless and until the Company obtains Shareholder Approval of the transactions contemplated by this Agreement and such Transaction Documents and the shareholders of the Company as well as, subsequently, the Principal Market have in fact approved the transactions contemplated by this Agreement and such Transaction Documents in accordance with the applicable rules and regulations of the applicable Principal Market, and the Articles of Incorporation and bylaws of the Company. The Company agrees to submit the application to the Principal Market to obtain Exchange Approval within three (3) days of the Closing Date. The Company shall file a preliminary proxy statement on Schedule 14A (the “PRE 14A”) with the Commission as soon as practicable but in any event no later than six (6) months following the initial Closing Date for a special meeting of its stockholders (or its annual meeting of its stockholders) in order to obtain all necessary approvals of the sale and issuance of the remaining Conversion Shares not subject to the Exchange Cap (it being acknowledged and agreed that the Preferred Shares shall be issued immediately but their ability to be converted is limited prior to receipt of Shareholder Approval therefor) consistent with the rules and regulations of the Principal Market, including, but not limited to, Listing Rule 5635 of The Nasdaq Stock Market, LLC. In addition, the PRE 14A shall include the unanimous recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal including, if requested by the Purchaser, the retention and utilization of a nationally known proxy solicitation firm. The Company shall use its reasonable best efforts to: (i) promptly clear any comments received by the Commission on the PRE 14A and thereafter file a definitive proxy statement on Schedule 14A related to the meeting of its shareholders, and (ii) obtain such Shareholder Approval. If the Company does not obtain Shareholder Approval at the first such meeting, the Company shall call a meeting every four (4) months thereafter to seek Shareholder Approval until the earlier of the date on which Shareholder Approval is obtained or the Securities are no longer outstanding.

(l)       Shell Company Status. The Company is not and has not been a “shell company,” as such term is defined in Rule 144 under the Securities Act, since January 1, 2022.

(m)       Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties except as set forth in Schedule 3.1(m), or against or affecting the Company’s current or former officers or directors in their capacity as such, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company that is likely to lead to action that can reasonably be expected to result in a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(n)       Employee Relations. The Company is not a party to any collective bargaining agreement or employs any member of a union.  The Company believes that its relations with its employees are good.  The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except as disclosed in Schedule 3.1(n) or where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents.

(o)       Tax Status. The Company (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(p)       SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). Except as disclosed on Schedule 3.1(p), as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(q)       No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Transaction contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(r)       General Solicitation. None of the Company, any of its Affiliates or any person acting on behalf of the Company or such Affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(s)       Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(t)       Office of Foreign Assets Control. Neither the Company nor to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(u)       Money Laundering. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

(v)       Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(w)       No Integrated Transaction. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of: (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of the Principal Market on which any of the securities of the Company are listed or designated.

(x)       Foreign Corrupt Practices. Neither the Company nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(y)       Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(z)       Accountants and Lawyers. The Company’s independent registered public accounting firm is RBSM LLP. To the Knowledge and belief of the Company, such accounting firm: (i) is an independent registered public accounting firm and (ii) has expressed its opinion with respect to the financial statements included in the Company’s Annual Report for the fiscal year ended March 31, 2023. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(aa)    Promotional Stock Activities. Neither the Company, its officers, its directors, nor any Affiliates or agents of the Company have engaged in any stock promotional activity that could give rise to a complaint, inquiry, or trading suspension by the Commission alleging (i) a violation of the anti-fraud provisions of the federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping; or (iv) promotion without proper disclosure of compensation.

(bb)    Reporting Requirements. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d), as applicable, of the Exchange Act.

(cc)    Survival. The foregoing representations and warranties shall not survive the Closing Date.

3.2       Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that the following representations and warranties are true and correct as of the date of this Agreement and the Closing Date:

(a)       The Purchaser has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Purchaser, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)       The Purchaser acknowledges its understanding that the Transaction and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) of the Securities Act. In furtherance thereof, the Purchaser represents and warrants to the Company as follows:

(i)       The Purchaser realizes that the basis for the exemption from registration may not be available if, notwithstanding the Purchaser’s representations contained herein, the Purchaser is merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Purchaser does not have any such intention.

(ii)       The Purchaser realizes that the basis for exemption would not be available if the Transaction is part of a plan or scheme to evade registration provisions of the Securities Act or any applicable state or federal securities laws, except sales pursuant to a registration statement or sales that are exempted under the Securities Act.

(iii)       The Purchaser is acquiring the Securities solely for the Purchaser’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution of the Securities.

(iv)       The Purchaser has the financial ability to bear the economic risk of the Purchaser’s investment, has adequate means for providing for its current needs and contingencies, and has no need for liquidity with respect to an investment in the Company.

(v)       The Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Securities. The Purchaser has not been organized solely for the purpose of acquiring the Securities.

(vi)       The Purchaser (together with its Advisors, if any) has received all documents requested by the Purchaser, if any, and has carefully reviewed them and understands the information contained therein, prior to the execution of this Agreement.

(c)       The Purchaser is not relying on the Company or any of its employees, agents, sub-agents or advisors with respect to the legal, tax, economic and related considerations involved in this investment. The Purchaser has relied on the advice of, or has consulted with, only its Advisors.

(d)       The Purchaser has carefully considered the potential risks relating to the Company and a purchase of the Securities, and fully understands that the Securities are a speculative investment that involves a high degree of risk of loss of the Purchaser’s entire investment.

(e)       The Purchaser will not sell or otherwise transfer any Securities without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the Purchaser must bear the economic risk of its purchase because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available. In particular, the Purchaser is aware that the Securities are “restricted securities,” as such term is defined in Rule 144, and may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Purchaser understands that any sales or transfers of the Securities are further restricted by state securities laws and the provisions of this Agreement.

(f)       No oral or written representations or warranties have been made, or information furnished, to the Purchaser or its Advisors, if any, by the Company or any of its officers, employees, agents, sub-agents, affiliates, advisors or subsidiaries in connection with the Transaction, other than any representations of the Company contained herein, and in subscribing for the Securities, the Purchaser is not relying upon any representations other than those contained herein.

(g)       The Purchaser’s overall commitment to investments that are not readily marketable is not disproportionate to the Purchaser’s net worth, and an investment in the Securities will not cause such overall commitment to become excessive.

(h)       The Purchaser understands and agrees that the certificates for the Securities shall bear substantially the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(i)       Certificates evidencing Securities shall not be required to contain the legend set forth in Section 3.2(h) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that the Purchaser provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Purchaser’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) business days following the delivery by the Purchaser to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Purchaser as may be required above in this Section 3.2(i), as directed by the Purchaser, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and the Securities are Conversion Shares, credit the aggregate number of Conversion Shares to which the Purchaser shall be entitled to the Purchaser’s or its designee’s balance account with DTC through its Deposit and Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Purchaser, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of the Purchaser or its designee. The Company shall be responsible for any transfer agent fees, fees of legal counsel to the Company or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

(j)       Neither the Commission nor any state securities commission has approved the Securities or passed upon or endorsed the merits of the Transaction. There is no government or other insurance covering any of the Securities.

(k)       The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

(l)       The Purchaser is not relying on the Company or any of its employees, agents, or advisors with respect to the legal, tax, economic and related considerations of an investment in the Securities, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisors.

(m)       No oral or written representations have been made, or oral or written information furnished, to the Purchaser or its Advisors, if any, in connection with the Transaction that are in any way inconsistent with the information contained herein.

(n)       The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Transaction, and has so evaluated the merits and risks of such investment. The Purchaser has not authorized any person or entity to act as its Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Securities Act) in connection with the Transaction. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1       Transfer Restrictions.

(a)       The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the other applicable Transaction Documents and shall have the rights and obligations of the Purchaser under this Agreement.

(b)       The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on the Securities in the following form:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The Company acknowledges and agrees that, the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the other applicable Transaction Documents and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities into the name of the pledgees or secured parties, in their respective capacities as such.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c)       Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of any such securities are effective under the Securities Act; (ii) following any sale of such Conversion Shares pursuant to Rule 144; if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall upon request of the Purchaser and at the Company’s sole expense cause its counsel (or at the Purchaser’s option, counsel selected by the Purchaser) to issue a legal opinion reasonably satisfactory to the Company to the Transfer Agent promptly after any of the events described in (i)-(ii) in the preceding sentence if required by the Transfer Agent to effect the removal of the legend hereunder (with a copy to the applicable Purchaser and its broker). If all or any portion of any Preferred Shares is converted at a time when there is an effective registration statement to cover the resale of the Conversion Shares, or if such Conversion Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Conversion Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than 9:00 AM the next Trading Day following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Conversion Shares issued with a restrictive legend (such Trading Day, the “Legend Removal Date”), instruct the Transfer Agent to deliver or cause to be delivered to the Purchaser a certificate representing such shares of Common Stock that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for the Conversion Shares that are subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser.

(d)       In lieu of delivering physical certificates representing the unlegended shares, upon request of the Purchaser, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon and provided it is commercially reasonable for the Company to do so, the Company shall cause its transfer agent to electronically transmit the unlegended shares by crediting the account of Purchaser’s prime broker with the Depository Trust Company through its DWAC system, provided that the Company’s Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal at Custodian system and such Securities are Conversion Shares. Such delivery must be made on or before the Legend Removal Date.

(e)       In the event the Purchaser shall request delivery of unlegended shares as described in this Section 4.1 and the Company is required to deliver such unlegended shares, the Company may not refuse to deliver unlegended shares based on any claim that the Purchaser or anyone associated or affiliated with the Purchaser has not complied with Purchaser’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such unlegended shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of the Purchaser in the amount of the greater of (i) 120% of the amount of the aggregate stated value of the Conversion Shares which is subject to the injunction or temporary restraining order, or (ii) the VWAP of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of unlegended shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Purchaser to the extent Purchaser obtains judgment in Purchaser’s favor.

4.2       Furnishing of Information. From the Closing Date until no Purchaser holds any Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.3       Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities by the Company in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4       Publicity.  The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, delayed, denied or conditioned, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market unless the name of the Purchaser is already included in the body of the Transaction Documents, without the prior written consent of the Purchaser, except: (a) as required by federal or state securities law in connection with the filing of final Transaction Documents with the Commission, or (b) to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

4.5       Certain Limitations. Notwithstanding anything contained in any Transaction Document to the contrary, the parties covenant and agree that the Purchaser shall not convert any Preferred Shares, or sell any Conversion Shares, unless and until the Company obtains Exchange Approval and, if applicable, Shareholder Approval of the Transaction in accordance with the Principal Market Rules. The Purchaser further covenants and agrees not to vote any of its Conversion Shares at the meeting of the shareholders held for the purpose of obtaining such Shareholder Approval.

4.6       Primary Market Compliance. Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the parties shall use commercially reasonable efforts to comply with the Principal Market Rules, including the listing requirements, and as long as the Common Stock remains listed on the Principal Market the parties shall not enforce any provision of any Transaction Document which does not comply with the Principal Market Rules.

4.7       Reservation of Common Stock. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in amount equal to the Required Minimum. If, on any date including the Effective Time, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s Articles of Incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date; provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

4.8       Listing of Common Stock. At all times subsequent to the Closing Date, the Company hereby agrees to maintain the listing of the Common Stock on the Trading Market on which it is listed, and following the Closing, Shareholder Approval and final Exchange Approval, the Company, shall apply to list all of the Conversion Shares on such Trading Market and promptly secure the listing of all of the Conversion Shares a on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Conversion Shares, and will take such other action as is necessary to cause all of the Conversion Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market until five years after the Closing Date and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market until at least five years after the Closing Date.

4.9       Notice of Disqualification Events. The Company will notify the Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person not otherwise disclosed herein.

4.10       Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Preferred Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares pursuant to the Transaction Documents, are unconditional and absolute, but subject to the terms and conditions of the Transaction Documents, and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.11       DTC Program. For a period of two (2) years from the Closing Date, the Company will employ as the transfer agent for the Common Stock a participant in the Depository Trust Company Automated Securities Transfer Program and cause the Common Stock to be transferable pursuant to such program.

4.12       Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the sale of the Securities by the Company under this Agreement as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

4.13       Preservation of Corporate Existence. The Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its then-incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect upon the financial condition, business or operations of the Company taken as a whole.

4.14       Conversion Procedures. The form of Notice of Conversion included in the Certificate sets forth the totality of the procedures required of the Purchaser in order to convert the Preferred Shares. No legal opinion, other information or instructions shall be required of the Purchaser to convert its Preferred Shares. The Company shall promptly honor conversions of the Preferred Shares and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Certificate.

4.15       Conduct of Business. The business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

4.16       Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

4.17       Registration Rights.

(a)       Registration Statement. The Company shall use commercially reasonable efforts to prepare and file, within sixty (60) days following the first Closing Date, a Registration Statement with the Commission covering the resale of all of the Conversion Shares underlying any shares of Series E Preferred Stock owned by the Purchaser. The foregoing Registration Statement shall be filed on Form S-3 or any successor forms thereto.

(b)       Expenses. Except as otherwise expressly provided herein, the Company will pay all fees and expenses incident to the performance of or compliance with this Section 4.17, including all fees and expenses associated with effecting the registration of the Conversion Shares, including all filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Conversion Shares for sale under applicable state securities laws, listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Conversion Shares being sold.

(c)       Effectiveness. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after filing thereof. The Company shall notify the Purchaser by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective and shall simultaneously provide the Purchaser with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(d)       Piggyback Registration Rights. If the Company at any time determines to file a registration statement under the Securities Act to register the offer and sale, by the Company, of Common Stock (other than (x) on Form S-4 or Form S-8 under the Securities Act or any successor forms thereto, (y) an at-the-market or equity line of credit offering, or (z) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), the Company shall, as soon as reasonably practicable, give written notice to the Purchaser of its intention to so register the offer and sale of Common Stock and, upon the written request, given within two (2) Business Days after delivery of any such notice by the Company, of Purchaser to include in such registration its Conversion Shares (which request must specify the number of Conversion Shares proposed to be included in such registration), the Company shall cause all such Conversion Shares to be included in such registration statement on the same terms and conditions as the Common Stock otherwise being sold pursuant to such registered offering.

(e)       Company Obligations. The Company will use its best efforts to effect the registration of the Conversion Shares in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(i)       use its commercially reasonable efforts to cause the Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the first date on which all Conversion Shares are either covered by the Registration Statement or may be sold without restriction, including volume or manner-of-sale restrictions, pursuant to Rule 144 or have been sold by the Purchaser (the “Effectiveness Period”) and advise the Purchaser in writing when the Effectiveness Period has expired;

(ii)	prepare and file with the Commission such amendments and post-effective amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Conversion Shares covered thereby;

(iii)	provide copies to and permit the Purchaser to review all amendments and supplements to the Registration Statement no fewer than two (2) Business Days prior to its filing with the Commission and not file any document to which Purchaser reasonably objects;

(iv)	furnish to the Purchaser, without charge, (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the Commission or the staff of the Commission, and each item of correspondence from the Commission or the staff of the Commission, in each case relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Purchaser may reasonably request in order to facilitate the disposition of the Conversion Shares that are covered by the related Registration Statement;

(v)	immediately notify the Purchaser of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information;

(vi)	use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment and notify the Company of the issuance of any such order and the resolution thereof, or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(vii)	prior to any public offering of Conversion Shares, use its commercially reasonable efforts to register or qualify or cooperate with the Purchaser in connection with the registration or qualification of such Conversion Shares for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Purchaser and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Conversion Shares covered by the Registration Statement and the Company shall promptly notify the Purchaser of any notification with respect to the suspension of the registration or qualification of any of such Conversion Shares for sale under the securities or blue sky laws of such jurisdictions or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(viii)	immediately notify the Purchaser, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Registration Statement or Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances in which they were made), and promptly prepare, file with the Commission and furnish to such holder a supplement to or an amendment of such Registration Statement or Prospectus as may be necessary so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of such Prospectus, in light of the circumstances in which they were made);

(ix)	otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act;

(x)	hold in confidence and not make any disclosure of information concerning the Purchaser provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to complete the Registration Statement or to avoid or correct a misstatement or omission in the Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, and upon learning that disclosure of such information concerning the Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Purchaser and allow the Purchaser, at the Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information; and

(xi)	take all other reasonable actions necessary to expedite and facilitate disposition by the Purchaser of all Conversion Shares pursuant to the Registration Statement.

ARTICLE V

TERMINATION

5.1       Termination.

(a)       The Purchaser may elect to terminate this Agreement upon the occurrence of any of the following:

(i)       if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company;

(ii)       the Company is in breach or default of any Material Agreement, which breach or default could reasonably be expected to have a Material Adverse Effect;

(iii)       the Company is in breach or default of this Agreement, any Transaction Document, or any agreement with any Purchaser or any Affiliate of the Purchaser; or

(iv)       upon the occurrence of a Fundamental Transaction.

(b)       This Agreement will automatically terminate upon the expiration, or earlier termination, of SOW#1.

5.2       Effect of Termination. Notwithstanding anything to the contrary above, nothing contained in this Section 5 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

ARTICLE VI

MISCELLANEOUS

6.1       Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of any Preferred Share, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares.

6.2       Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its Advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, DTC fees, stamp taxes and other similar taxes and duties levied in connection with the delivery of any Securities to the Purchaser in addition to paying the cost of any counsel or other expenses incurred in rendering Rule 144 opinions of any the Purchaser upon request.

6.3       Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4       Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by email, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of express courier service, fully prepaid, addressed to such address, or upon actual receipt of such delivery, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: RiskOn International, Inc., 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141, Attn. Milton C. Ault, III, CEO, email: ______________ with a copy by e-mail only (which shall not constitute notice) to: RiskOn International, Inc., 100 Park Avenue, Suite 1658 New York, NY 10017, Attn: Henry Nisser, Esq., email: ______________, and (ii) if to the Purchaser, to: the addresses and email address indicated on the signature pages hereto.

6.5       Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6       Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.  The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

6.8       No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth herein.

6.9       Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.10       Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.11       Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.12       Replacement of Securities.  If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon surrender and cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, destruction, or mutilation, and of the ownership of such Security.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity and bonds) associated with the issuance of such replacement Securities.

6.13       Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.14       Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.15       Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

6.16       WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

6.17       Equitable Adjustment. Trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in this Agreement, if such events shall occur between the date of this Agreement and Closing.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

RISKON INTERNATIONAL, Inc.

By:
Name: Milton C. Ault, III Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

PURCHASER SIGNATURE PAGE TO RISKON INTERNATIONAL, INC.

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its duly authorized signatory as of the date first indicated above.

Name of Purchaser: MeetKai, Inc.

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Subscription Amount:

Series E Convertible Preferred Stock:

EIN Number:

EXHIBIT A

Certificate of Designation of Rights, Preferences and Limitations of Series E Convertible Preferred Stock